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                                                                    Exhibit 23.1


            Consent of BiggsKofford & Co., P.C., Independent Auditors

We consent to the incorporation by reference in the Registration Statements

   .  Form S-3, No. 333-31306,
   .  Form S-8, No. 333-41123,
   .  Form S-3, No. 333-48790,
   .  Form S-8, No. 333-61559,
   .  Form S-8, No. 333-76360,
   .  Form S-3, No. 333-82499, and
   .  Form S-8, No. 333-87694

of our report dated May 20, 2002, with respect to the March 29, 2002 and March 30, 2001 financial statements of Real Time Logic, Inc., dba RT Logic! included in this Form 8-K/A of Integral Systems, Inc. and subsidiaries.

                                                   /s/ BiggsKofford & Co., P.C.


Colorado Springs, CO
December 12, 2002